UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2015 (August 19, 2015)

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA		95618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2015, Marrone Bio Innovations, Inc. (the “Company”) issued and sold to Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy Funds VIP Science & Technology (the “Investors”) senior secured promissory notes in the aggregate principal amount of $40,000,000 (the “Notes”) and warrants to purchase up to 4,000,000 shares of common stock, $0.00001 par value per share, of the Company (the “Warrants”) for an aggregate consideration of $40,000,000, pursuant to a purchase agreement, dated August 20, 2015, by and among the Company and the Investors (the “Financing”).

The Notes will bear interest at a rate of 8% per annum payable semi-annually on June 30 or December 31 of each year, commencing on December 31, 2015, with $10 million payable 3 years from the closing, $10 million payable 4 years from the closing, and $20 million due 5 years from the closing. The Notes contain customary covenants, in addition to the obligation to maintain cash and cash equivalents of at least $15 million. The Notes provide for various events of default, including, among others, default in payment of principal or interest, breach of any representation or warranty by the Company or any subsidiary under any agreement or document delivered in connection with the Notes (the “Loan Documents”), a continued breach of any other condition or obligation under any Loan Document, certain bankruptcy, liquidation, reorganization or change of control events, the acquisition by any person or persons acting as group, other than the Investors, of beneficial ownership of 40% or more of the outstanding voting stock of the Company and certain events in which Dr. Pamela Marrone ceases to serve as the Company’s chief executive officer.

The Notes are secured by substantially all the Company’s personal property assets, as described in the Security Agreement entered into among the Company, Ivy Investment Management Company, as agent for the Investors (the “Agent”), and the Investors on August 20, 2015 (the “Security Agreement”). The Agent, acting behalf of the Investors, shall be entitled to have a first priority lien on the Company’s intellectual property assets, pursuant to intercreditor arrangements with certain of the Company’s existing lenders as represented by Gordon Snyder, an individual, as administrative agent and collateral agent for such lenders (the “Snyder Agent”).

The Warrants are immediately exercisable at an exercise price of $1.91 per share (subject to adjustments) and may be exercised at a holder’s option at any time on or before August 20, 2023. The Warrants provide that the Company shall not effect any exercise of a Warrant, and a holder shall not have the right to exercise any portion of a Warrant, to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates, and any other person acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant. In addition, the Company will redeem the Warrants upon the occurrence of any Fundamental Transaction (as defined in the Warrants).

The Notes and the Warrants were offered and sold to “accredited investors” (as defined in Rule 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

In connection with the Financing, on August 19, 2015, the Company entered into an omnibus amendment to loan agreement (the “Amendment”) with the Snyder Agent. The Amendment amends the Loan Agreement dated as of October 2, 2012 (as amended by that certain Amendment and Consent dated as of April 10, 2013), by and between the Company, the lenders party thereto, and the Snyder Agent as administrative agent and collateral agent for such lenders (the “Snyder Loan Agreement”), relating to approximately $12.6 million of outstanding indebtedness, including accrued interest. Under the Snyder Loan Agreement, as amended by the Amendment, interest on loans will accrue at a rate of 12% per annum until September 1, 2015, and thereafter will accrue at a rate of 18% per annum, and the Company will be permitted to prepay at any time the outstanding indebtedness under the Snyder Loan Agreement without penalty.

The foregoing summary of the terms of the Notes, Warrants, Security Agreement, and Amendment do not purport to be complete and are qualified in their entirety by the Notes, Warrants, Security Agreement, and Amendment. The form of Note is attached hereto as Exhibit 4.1, the form of Warrant is attached hereto as Exhibit 4.2, the Security Agreement is attached hereto as Exhibit 10.1, and the Amendment is attached hereto as Exhibit 10.2, and all of such Exhibits are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015, the Company entered into a separation agreement (the “Separation Agreement”) with James Iademarco, President and Chief Operating Officer of the Company, whereby Mr. Iademarco is resigning effective as of August 31, 2015, but has agreed to remain available to advise the Company in a consulting capacity for an additional period of up to 90 days to assist with the transition of various pending matters. Pursuant to the Separation Agreement, Mr. Iademarco will be entitled to receive, among other things, an amount equal to one-twelfth of his base salary on or before the 15th day of each of the twelve months following August 31, 2015 and certain premium payments for health and vision insurance coverage, in partial consideration for Mr. Iademarco granting the Company a general release of liability and claims.

The description of the Separation Agreement herein is limited in its entirety by the terms of the Separation Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 21, 2015 the Company issued a press release announcing the completion of the sale of the Notes and Warrants, the resignation of Mr. Iademarco and the receipt of a notice of late filing from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities or Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Warrant

10.1	Security Agreement dated as of August 20, 2015 by and among Marrone Bio Innovations, Inc. and the counterparties thereto

10.2	Omnibus Amendment to Loan Agreement dated as of August 19, 2015 by and between Marrone Bio Innovations, Inc. and Gordon Snyder, as agent

10.3*	Separation Agreement, dated as of August 20, 2015 by and between Marrone Bio Innovations, Inc. and James Iademarco

99.1	Press release issued on August 21, 2015 by Marrone Bio Innovations, Inc.

*	Denotes management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: August 25, 2015	By:	/s/ Linda V. Moore
Linda V. Moore
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Warrant

10.1	Security Agreement dated as of August 20, 2015 by and among Marrone Bio Innovations, Inc. and the counterparties thereto

10.2	Omnibus Amendment to Loan Agreement dated as of August 19, 2015 by and between Marrone Bio Innovations, Inc. and Gordon Snyder, as agent

10.3*	Separation Agreement, dated as of August 20, 2015 by and between Marrone Bio Innovations, Inc. and James Iademarco

99.1	Press release issued on August 21, 2015 by Marrone Bio Innovations, Inc.

*	Denotes management contract, compensatory plan or arrangement.